Exhibit 99.1

Carbonite Announces Fourth Quarter and Full Year 2012 Financial Results

Record Fourth Quarter Revenue of $23.7 million; increases 37%

Record Full Year Revenue of $84.0 million; increases 39%

BOSTON, MA – February 4, 2013—Carbonite, Inc. (NASDAQ: CARB), a leading provider of cloud backup solutions for consumers and small businesses, today announced financial results for the fourth quarter and year ended December 31, 2012.

“During the fourth quarter, we achieved record revenue, realized ongoing operating leverage, and generated significant free cash flow, even after accelerating the payment of our annual cash bonuses into the quarter,” said David Friend, Chairman and CEO of Carbonite. “As we enter 2013, the company will further invest in the small business market where our recent acquisition of Zmanda has bolstered our offerings with comprehensive backup and database archiving. While we continue to enhance our consumer value proposition, our small business offerings are experiencing faster growth, higher margins, and better retention and will be the key drivers of our growth going forward.”

Financial and Operating Metrics for the Fourth Quarter Ended December 31, 2012

•	Bookings for the fourth quarter of 2012 were $27.5 million, an increase of 19% from $23.2 million in the fourth quarter of 2011.
•	Revenue for the fourth quarter of 2012 was $23.7 million, an increase of 37% from $17.3 million in the fourth quarter of 2011.
•	Gross margin for the fourth quarter of 2012 was 65.9%, compared to 60.9% in the fourth quarter of 2011.
•	Net loss for the fourth quarter of 2012 was ($2.2) million, compared to ($6.1) million in the fourth quarter of 2011.
•

Net loss attributable to common stockholders for the fourth quarter of 2012 was ($0.09) per share (basic and diluted), compared to a net loss of ($0.24) per share (basic and diluted) in the fourth quarter of 2011.

•

Non-GAAP net loss for the fourth quarter of 2012, which excludes amortization expense on intangible assets, stock-based compensation expense, and patent litigation expense was ($0.3) million, compared to ($5.3) million in the fourth quarter of 2011.

•	Non-GAAP net loss per common share for the fourth quarter of 2012 was ($0.01), compared to a non-GAAP net loss per common share of ($0.21) in the fourth quarter of 2011.
•	Cash flow from operations for the fourth quarter of 2012 was $5.3 million, compared to $4.9 million in the fourth quarter of 2011.
•

Non-GAAP free cash flow for the fourth quarter of 2012 was $2.1 million, compared to $0.9 million in the fourth quarter of 2011. Both cash flow from operations and free cash flow for the fourth quarter of 2012 include $1.7 million in 2012 annual bonus payments historically paid out in the first quarter and CFO transition costs.

•

Cash, cash equivalents, and marketable securities were $55.3 million as of December 31, 2012, compared to $66.3 million as of September 30, 2012. The decline was primarily due to the acquisition of Zmanda Inc. for $13.4 million in net cash which closed on October 31, 2012.

•	Quarterly retention rate was in the 96% to 97% range, consistent with prior quarters since 2009.

Financial and Operating Metrics for the Full Year 2012

•	Bookings for the full year 2012 were $98.5 million, an increase of 22% from $80.9 million in 2011.
•	Revenue for the full year 2012 was $84.0 million, an increase of 39% from $60.5 million in 2011.
•	Gross margin for the full year 2012 was 65.4%, compared to 61.7% in 2011.
•	Net loss for the full year 2012 was ($18.9) million, compared to ($23.5) million in 2011.
•	Net loss attributable to common stockholders for the full year 2012 was ($0.74) per share (basic and diluted), compared to a net loss of ($1.84) per share (basic and diluted) in 2011.
•

Non-GAAP net loss for the full year 2012, which excludes amortization expense on intangible assets, stock-based compensation expense, patent litigation expense, and a lease exit charge was ($11.7) million, compared to ($21.0) million in 2011.

•	Non-GAAP net loss per common share for the full year 2012 was ($0.46), compared to a non-GAAP net loss per common share of ($0.84) in 2011.
•	Cash flow from operations for the full year 2012 was $9.2 million, compared to $7.6 million in 2011.
•

Non-GAAP free cash flow for the full year 2012 was ($4.1) million, compared to ($6.0) million in 2011. Both cash flow from operations and free cash flow for the full year 2012 include $1.7 million in 2012 annual bonus payments historically paid out in the first quarter and CFO transition costs.

•

Cash, cash equivalents, and marketable securities were $55.3 million as of December 31, 2012, compared to $72.5 million as of December 31, 2011. The decline in cash was primarily due to the acquisition of Zmanda Inc. for $13.4 million in net cash which closed on October 31, 2012.

An explanation of non-GAAP measures is provided under the “Non-GAAP Financial Measures” below and reconciliation to the most comparable GAAP measures is provided in the tables at the end of this press release.

Recent Business Highlights:

•

Completed the acquisition of Zmanda, Inc., a global provider of open source and cloud backup solutions. This acquisition will enhance Carbonite’s offerings for small businesses with the ability to backup databases and file systems to the cloud, and will enable small businesses and resellers to obtain the backup solutions they need from one vendor.

•

Announced the appointment of Anthony Folger to the position of Chief Financial Officer and Treasurer. Folger will be responsible for financial strategy and operations. This appointment further strengthens Carbonite’s management team as the company moves forward with its strategic growth initiatives.

•

Added new features to the Carbonite Business suite to better meet the backup needs of the higher education market. Based on feedback from current education customers, the new Groups and Search features will provide an institution with easier management for the cloud backups of their users and devices.

•	Ranked No. 51 on Deloitte’s Technology Fast 500™, a ranking of the 500 fastest growing technology, media, telecommunications, life sciences, and clean technology companies in North America.

Business Outlook

Based on information available as of February 4, 2013, Carbonite is issuing guidance for the first quarter and full year 2013 as follows:

First Quarter 2013: The Company expects total revenue for the first quarter to be in the range of $24.3 million to $24.6 million and non-GAAP net loss per common share to be in the range of ($0.17) to ($0.19). Carbonite’s expectations of non-GAAP net loss per common share for the first quarter excludes amortization expense on intangible assets, stock-based compensation expense, and patent litigation expense and assume a tax rate of 0% and weighted average shares outstanding of approximately 25.8 million.

Full Year 2013: The Company expects 2013 total revenue to be in the range of $104.0 million to $106.0 million and non-GAAP net loss per common share to be in the range of ($0.40) to ($0.44). Carbonite’s expectations of non-GAAP net loss per common share for the full year excludes amortization expense on intangible assets, stock-based compensation expense, and patent litigation expense and assumes a tax rate of 0% and weighted average shares outstanding of approximately 25.9 million.

Conference Call and Webcast Information

Carbonite will host a conference call on February 4, 2013 at 5:00 p.m. Eastern Time (ET) to discuss the Company’s fourth quarter financial results and its business outlook. To access this call, dial 800-992-7415 (domestic) or +1-913-312-0708 (international). A replay of this conference call will be available until February 11, 2013 at 877-870-5176 (domestic) or +1-858-384-5517 (international). The replay pass code is 7516543. A live web cast of this conference call will also be available in the investor relations section on the Company’s website at http://investor.carbonite.com under “Events and Presentations” and a replay will be archived on the website as well.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures including bookings, non-GAAP net loss and non-GAAP net loss per common share, and free cash flow. Bookings represent the aggregate dollar value of customer subscriptions received during a period and are calculated as revenue recognized during the period plus the change in total deferred revenue during the same period. Non-GAAP net loss and non-GAAP net loss per common share exclude amortization expenses on intangible assets, stock-based compensation expenses, a lease exit charge associated with our data center relocation, and patent litigation expenses from net loss and give effect to the conversion of preferred stock and issuance of common stock in connection with the Company’s initial public offering as if both had happened at the beginning of the period. Non-GAAP free cash flow is calculated by adding the cash portion of the lease exit charge and subtracting cash paid for the purchase of property and equipment from net cash provided by operating activities. Quarterly retention rate is defined as the percentage of customers on the last day of the prior quarter who remain customers on the last day of the current quarter.

The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods and uses these measures in financial reports prepared for management and the Company’s board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.

The Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant items that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management. In order to compensate for these limitations, management presents its non-GAAP financial measures in connection with its GAAP results. The Company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company’s views as of the date of this press release based on the current intent, belief or expectations, estimates, forecasts, assumptions and projections of the Company and members of our management team. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Those statements include, but are not limited to, statements regarding guidance on our future financial results and other projections or measures of future performance, and our expectations concerning market opportunities and our ability to capitalize on them. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including, but not limited to, the Company’s ability to profitably attract new customers and retain existing customers, the Company’s dependence on the market for online computer backup services, the Company’s ability to manage growth, and changes in economic or regulatory conditions or other trends affecting the Internet and the information technology industry. These and other important risk factors are discussed or referenced in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the Securities and Exchange Commission, which is available on www.sec.gov, under the heading “Risk Factors” and elsewhere, and any subsequent periodic or current reports filed by us with the SEC. The Company anticipates that subsequent events and developments will cause its views to change. Except as required by applicable law or regulation, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.

About Carbonite

Carbonite, Inc. (NASDAQ: CARB), is a leading provider of online backup solutions for consumers and small businesses. Subscribers in more than 100 countries rely on Carbonite to provide easy-to-use, affordable and secure cloud backup solutions with anytime, anywhere data access. Carbonite’s backup solution runs on both the Windows and Mac platforms. The company has backed up more than 300 billion files, restored nearly 20 billion files, and currently backs up more than 350 million files each day. For more information, please visit www.carbonite.com, twitter.com/carbonite, twitter.com/carbonitebiz, or facebook.com/CarboniteOnlineBackup.

Carbonite, Inc.

Condensed Consolidated Statement of Operations (unaudited)

(In thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Revenue	$23,676	$17,344	$84,043	$60,512
Cost of revenue	8,076	6,782	29,060	$23,202

Gross profit	15,600	10,562	54,983	37,310

Operating expenses:
Research and development	5,166	4,465	19,925	16,511
General and administrative	2,657	1,912	9,928	6,631
Sales and marketing	9,855	10,286	42,719	37,722
Restructuring charge	171	—	1,345	—

Total operating expenses	17,849	16,663	73,917	60,864

Loss from operations	(2,249)	(6,101)	(18,934)	(23,554)
Interest and other income (expense), net	40	(7)	38	41

Loss before income taxes	(2,209)	(6,108)	(18,896)	(23,513)
Provision for income taxes	(10)	(23)	(40)	(23)
Net loss	$(2,219)	$(6,131)	$(18,936)	$(23,536)

Accretion of redeemable convertible preferred stock	—	—	—	(128)

Net loss attributable to common stockholders	$(2,219)	$(6,131)	$(18,936)	$(23,664)

Basic and diluted net loss per share attributable to common stockholders	$(0.09)	$(0.24)	$(0.74)	$(1.84)
Weighted-average number of common shares used in computing basic and diluted net loss per share	25,706,715	25,106,551	25,503,068	12,841,233

Carbonite, Inc.

Condensed Consolidated Balance Sheets (unaudited)

(In thousands)

	December 31, 2012	December 31, 2011
Assets
Current assets
Cash and cash equivalents	$40,341	$59,842
Marketable securities	14,990	12,684
Accounts receivable, net	1,549	944
Prepaid expenses and other current assets	2,369	1,730
Restricted cash	500	—

Total current assets	59,749	75,200
Property and equipment, net	24,622	21,648
Other assets	147	189
Acquired intangible assets, net	4,871	1,055
Goodwill	11,536	1,514

Total assets	$100,925	$99,606

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$6,247	$6,858
Accrued expenses	5,068	4,999
Current portion of deferred revenue	60,119	44,505

Total current liabilities	71,434	56,362
Deferred revenue, net of current portion	15,087	15,191
Other long-term liabilities	473	451

Total liabilities	86,994	72,004

Stockholders’ equity
Common stock	258	251
Additional paid-in capital	133,059	127,807
Accumulated deficit	(119,373)	(100,437)
Treasury stock, at cost	(22)	(22)
Accumulated other comprehensive income	9	3

Total stockholders’ equity	13,931	27,602

Total liabilities and stockholders’ equity	$100,925	$99,606

Carbonite, Inc.

Condensed Consolidated Statement of Cash Flows (unaudited)

(In thousands)

	Twelve Months Ended December 31,
	2012	2011
Operating activities
Net loss	$(18,936)	$(23,536)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	10,799	7,870
Gain on disposal of equipment	(41)	—
Amortization of premium on marketable securities	158	40
Stock-based compensation expense	4,131	1,445
Provision for (reduction of) reserves on accounts receivable	73	(2)
Non-cash restructuring charge	1,145	—
Warrant re-measurement	—	(8)
Changes in assets and liabilities, net of acquisition:
Accounts receivable	(332)	(298)
Prepaid expenses and other current assets	(575)	(1,186)
Other assets	42	(112)
Accounts payable	(611)	1,935
Accrued expenses	(1,151)	833
Other long-term liabilities	48	203
Deferred revenue	14,445	20,388

Net cash provided by operating activities	9,195	7,572

Investing activities
Purchases of property and equipment	(13,417)	(13,544)
Proceeds from maturities of marketable securities	13,704	10,000
Purchases of marketable securities	(16,197)	(12,694)
Net increase in restricted cash	(500)	—
Payment for acquisition, net of cash acquired	(13,392)	(1,949)

Net cash (used in) investing activities	(29,802)	(18,187)

Financing activities
Proceeds from exercise of stock options	1,102	990
Proceeds from the issuance of common stock	—	55,632
Repurchase of common stock	—	(22)

Net cash provided by financing activities	1,102	56,600

Effect of currency exchange rate changes on cash	4	2
Net increase (decrease) in cash and cash equivalents	(19,501)	45,987
Cash and cash equivalents, beginning of period	59,842	13,855

Cash and cash equivalents, end of period	$40,341	$59,842

Carbonite, Inc.

Reconciliation of GAAP to Non-GAAP Measures (unaudited)

(In thousands, except share and per share amounts)

Calculation of Bookings

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Revenue	$23,676	$17,344	$84,043	$60,512

Add :
Deferred revenue ending balance	75,206	59,696	75,206	59,696
Less :
Beginning total deferred revenue from acquisitions	1,065	—	1,065	586
Deferred revenue beginning balance	70,283	53,854	59,696	38,722

Change in deferred revenue balance	3,858	5,842	14,445	20,388

Bookings	$27,534	$23,186	$98,488	$80,900

Calculation of Non-GAAP Net Loss and Non-GAAP Net Loss per Share

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Net loss	$(2,219)	$(6,131)	$(18,936)	$(23,536)
Add:
Amortization of intangibles	114	66	314	155
Stock-based compensation expense	1,157	482	4,131	1,445
Patent litigation expense	670	302	1,618	966
Lease exit charge	—	—	1,174	—

Non-GAAP net loss	(278)	(5,281)	(11,699)	(20,970)

Weighted average shares outstanding (basic)	25,706,715	25,106,551	25,503,068	12,841,233
Add :
Additional weighted average shares giving effect to initial public offering and conversion of preferred stock at the beginning of the period	—	—	—	12,081,064

Weighted average shares outstanding used in computing non-GAAP per share amounts	25,706,715	25,106,551	25,503,068	24,922,297

Non-GAAP net loss per share	$(0.01)	$(0.21)	$(0.46)	$(0.84)

Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Gross profit	$15,600	$10,562	$54,983	$37,310
Add:
Amortization of intangibles	79	44	211	103
Stock-based compensation expense	126	65	440	207

Non-GAAP gross profit	15,805	10,671	55,634	37,620

Non-GAAP gross margin	66.8%	61.5%	66.2%	62.2%

Reconciliation of GAAP Operating Expense to Non-GAAP Operating Expense

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Research and development	$5,166	$4,465	$19,925	$16,511
Less:
Stock-based compensation expense	374	153	1,199	511

Non-GAAP research and development	4,792	4,312	18,726	16,000

General and administrative	$2,657	$1,912	$9,928	$6,631
Less:
Amortization of intangibles	20	7	43	17
Stock-based compensation expense	401	144	1,579	346
Patent litigation expense	670	302	1,618	966

Non-GAAP general and administrative	1,566	1,459	6,688	5,302

Sales and marketing	$9,855	$10,286	$42,719	$37,722
Less:
Amortization of intangibles	15	15	60	35
Stock-based compensation expense	256	120	913	381

Non-GAAP sales and marketing	9,584	10,151	41,746	37,306

Restructuring charge	$171	$—	$1,345	$—
Less:
Lease exit charge	—	—	1,174	—

Non-GAAP restructuring charge	171	0	171	0

Calculation of Free Cash Flow

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Net cash provided by operating activities	$5,263	$4,862	$9,195	$7,572

Add
Cash portion of lease exit charge	—	—	157	—
Subtract:
Purchase of property and equipment	3,179	3,976	13,417	13,544

Free cash flow	$2,084	$886	$(4,065)	$(5,972)

Investor Relations Contact:

Cassandra Hudson

Carbonite

617-587-1144

chudson@carbonite.com

Staci Mortenson

ICR

617-587-1102

investor.relations@carbonite.com

Media Contact:

Erin Delaney

Carbonite

617-421-5637

media@carbonite.com